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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-49444) and related Prospectus of Photon Dynamics, Inc. for the registration of 1,295,000 shares of its common stock; Registration Statement (Form S-8 No. 333-54254) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan, Photon Dynamics, Inc. 2001 Equity Incentive Plan, and the Image Processing Systems, Inc. Share Incentive Plan; Registration Statement (Form S-8 No. 33-98232-LA) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan; the Registration Statement (Form S-8 No. 333-05283) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan; the Registration Statement (Form S-8 No. 333-51413) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No.333-72761) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan; and the Registration Statement (Form S-8 No. 333-95479) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan and the CR Technology, Inc. 1983 Stock Option Plan and 1991 Stock Option Plan of our report dated August 3, 2001 related to the restated consolidated financial statements of Photon Dynamics, Inc., filed in the Current Report on Form 8-K of Photon Dynamics, Inc.

/s/ ERNST & YOUNG LLP
San Jose, California August 15, 2001

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS